WaterWorks

A new way to invest in water.

March 30, 2020

WaterWorks Co-Founder & CEO Lon Johnson connected with Crain's Detroit to answer questions about water tech, crowdfunding and the long term vision for the business.

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Invest

$99.00 minimum investment

Deadline April 30, 2020
in 7 days

Share Price
$1.00

Total Raised
$24,612

Valuation
$10,500,000

INTRODUCTION

WaterWorks seeks to advance potential water solutions by introducing investors to opportunities in technology companies and projects through our online investment platform: waterworksfund.com

We believe our water problems are coming at a pace and scale we're too often not ready for and because of climate change, population growth, limited public funds and aging infrastructure it's going to get worse [1]. It's time for a new way to help fix, and finance, them. If technology and new solutions can revolutionize how water can be protected and used, then we believe that a new way to finance and invest in those opportunities needs to be built.

What's required is more, now. More people, ideas, technology, partnerships and, most of all, more financing. And it starts by asking for it.

That's where you, and WaterWorks, step in.

By democratizing both water investment opportunities for the investor and access to capital for the potential solution provider, we're building an ever-expanding community of innovators and investors that can help drive water solutions at scale.

We're not waiting. Not for government spending, banks, or philanthropy. The technology and the financing are out there. WaterWorks seeks to discover them and put them to work.

We are WaterWorks, and we're building a community of change. Please join us.

[1] US faces fresh water shortages due to climate change, research says - World Economic Forum

DEAL HIGHLIGHTS

- **Get 10% Bonus Shares on eligible offerings on WaterWorksFund.com.** Investing in WaterWorks means you can receive 10% more shares on investments made directly into eligible investment offerings on WaterWorks.
- **Make an impact, invest in Clean Water.** We're the first and only online investing platform focused solely on the water sector. Where Fintech meets water.
- **Growing Market.** The Global Equity Crowdfunding Market was valued at 10.9 billion USD in 2019 and is expected to reach 29.6 billion USD by 2025; Among individual investors, 75% are interested in sustainable investing. 86% of Millennials are interested.
- **Nationwide Partnerships.** WaterWorks has established partnerships with The Water Council in Milwaukee, the Cleveland Water Alliance, TMA BlueTech in San Diego, WaterStart in Nevada and Accelerate H2O in Texas.

Join the Rising Tide

Join the Rising Tide, Become a Part Owner in WaterWorks

The Rising Tide is a group of WaterWorks investors who are dedicated to impact investing and making a difference in the world.

How does it work?

1. Invest in WaterWorks

When you invest $100 or more in WaterWorks you will become a Rising Tide member (Part-Owner) and hold a stake in WaterWork's success.

2. Get 10% Bonus Shares*

When you join the Rising Tide and become a WaterWorks investor, you can receive 10% in bonus shares on investments made directly into eligible offerings on WaterWorks.

3. Continue Making an Impact

Every company on the WaterWorks platform has a goal of making an impact in the water world.

*Please refer to the Form C for additional information.

ADVISORS

Carol Browner



"When it comes to the safety of our drinking water we must remain ever vigilant. By bringing social impact investors to the water sector, we can help with the advancement of important technologies."

Carol Browner
Advisor

Will Sarni



"We need innovative solutions to solve the "wicked problem" of water through technology, business models, partnerships, public policy and funding. WaterWorks is at the forefront of innovation and building an ecosystem of stakeholders who have a bias for action to solve water."

Will Sarni

Advisor

Felicia Marcus



"By helping investors find opportunity and water innovators find capital, WaterWorks is building a nationwide community that can help speed innovative solutions to market."

Felicia Marcus
Advisor

Bryan Stubbs



"WaterWorks can assist water technology companies with finding investment capital so they can get on with their work of helping to solve our water problems."

Bryan Stubbs
Advisor, Cleveland Water Alliance, President & Executive Director

PROBLEM

Many innovative technologies and projects exist to help solve our water problems. Innovations that could help communities save time and money to protect water. But too often, finding investment capital for these solutions is difficult.

- A lack of early stage investors and capital for water solution companies slows the development and adoption of needed technology in the sector.
- Institutional investment models hinder the sourcing, due diligence, transaction and management of small investments.
- Limited water sector investment exposure and opportunities for both accredited and retail investors.

Problem


Water problems are coming at a pace and scale...
Aging Infrastructure
Climate Change
Limited Public Funds
Population Growth
we're too often not prepared for...
Water Scarcity
Ocean Health
Infrastructure Failure
Watershed Pollution

SOLUTION

What's required is more, now. More people, ideas, technology, partnerships and, most of all, more financing. And it starts by asking for it.

That's where WaterWorks steps in.

WaterWorks seeks to advance potential water solutions by introducing investors to opportunities in technology companies and projects through our online investment platform: waterworksfund.com

Here, investors may find opportunity, companies or projects may find capital, and potential water solutions may be accelerated.

We believe democratizing water investment opportunities for investors and access to capital for potential solution providers will create an ever-expanding community to drive water solutions to scale.

The WaterWorks community will seek to help fix water problems that never get solved, with approaches that might have never been tried. If technology and new solutions can revolutionize how water can be protected and used, then we believe that a new way to finance and invest in those opportunities needs to be built.


Water companies and projects seeking capital.
WaterWorks
Investors seeking opportunity.

Solution


Water Community
WaterWorks
Investors
Water Finance Demand

Solution

BELIEFS

Beliefs


OUR BELIEFS
Solutions exist which can help our oceans, watersheds and communities.
Investors can help reshape the world around them.
Water problems are local and can be solved locally.
Delivering clean water and sanitation to all people is attainable.
Healthy waters, from stream to sea, are achievable.
OUR ETHICS
WE WON'T BUY WATER.
WE WON'T SELL WATER.
WE WON'T PRIVATIZE WATER.

REVENUE MODEL

We receive cash and securities based commissions when companies successfully raise funds on our funding portal, WWF Funding Portal, LLC. We also charge fees for marketing services provided to companies seeking to raise capital through our subsidiary, WWF Agency, LLC.

Value Created

As a water-sector focused investing portal, with every deal we complete, our community grows larger and our potential for impact compounds.


Revenue Model
Cash
Equity
Marketing Fees
Value Created
Deal Flow
Water Investor Network
Scale Potential
ECONOMICS

Economics

MARKET

Online Investing. The Internet Has Changed Everything. Now It's Water's Turn...

Within public stock markets, charitable causes and political donations, the internet has significantly disrupted the way capital is collected and deployed.

Thanks to a law that went into effect in May of 2016, Regulation Crowdfunding (Reg CF), private businesses have the ability to raise investment capital from both accredited and non-accredited (retail) individual investors online. In addition, the law allows digital marketing of offerings.

We're combining two growing trends: online & sustainable investing

- Since May of 2016, businesses have raised over $250 million via online investing sites. Growing 37% from 2018 to 2019. [2]
- Among individual investors, 75% are interested in sustainable investing. 86% of Millennials are interested. [3]

[2] Sherwood Neiss of Crowdfund Capital Advisors Updates on Reg CF Progress: "Successful Reg CF companies have pumped almost $1 billion into local economies"

[3] Morgan Stanley - Institute for Sustainable Investing

Investor Target Markets

- Existing Crowdfunding Investors
  Donation, rewards & equity-based
- Activist Investors
  Water, Environmental, Impact
- Offering Specific
  Directly affected and motivated audiences
- Institutional
  Venture Capital, Private Equity, Foundation

Proceeds into Regulation Crowdfunding Campaigns/Year


Proceeds into Regulation Crowdfunding Campaigns/Year
2016
$13,742,059
2017
$65,225,646
2018
$77,390,545
2019
$106,531,495
Grand Total
$262,889,745
$0
$50,000,000
$100,000,000
$150,000,000
$200,000,000
$250,000,000
$300,000,000
Source: Crowdfund Capital Advisors - www.crowdfundcapitaladvisors.com/data

Sherwood Neiss of Crowdfund Capital Advisors Updates on Reg CF Progress: "Successful Reg CF companies have pumped almost $1 billion into local economies"

COMPETITIVE LANDSCAPE

WaterWorks is solely focused on the water sector. With each investment offering we complete, we are building a water investor community that could potentially be interested in additional opportunities.

Water Solution Investment Opportunities

We intend to offer debt and equity investments in water projects and companies that plan to use innovative technologies to help solve water problems. We're often asked what are some types of potential water solution investments. Here's a start...



PUBLIC PRIVATE PARTNERSHIPS (P3'S)
DESALINATION
BLOCKCHAIN
PLASTIC REDUCTION
SMART METERING
Air Moisture Capture
Smart Pumps
WATER TECH PILOT FINANCING
STORMWATER MANAGEMENT
LEAD LINE REPLACEMENT
Filtration Technology
AQUACULTURE
SEED TECHNOLOGY
DATA CENTER WATER CONSERVATION
Biodegradable Packaging
REAL-TIME MONITORING
SATELLITE, DRONE & BUOY REMOTE MONITORING
ONSITE TREATMENT
Wastewater Treatment
Ocean Energy
WATER REUSE
SMART FARMING
DRIP IRRIGATION
GREEN INFRASTRUCTURE
ALGAE BLOOMS & RED TIDE REDUCTION
IoT, A.I. & SaaS Data analytics
WATER EQUIPMENT FINANCING
Performance Contracting Financing
WATER QUALITY MONITORING
LEAK DETECTION
PROJECT FINANCING
PLANT-BASED PROTEIN
GREEN BONDS
Rainwater Harvesting
WATER SAVING APPLIANCES
PREDICTIVE SYSTEM MAINTENANCE
MARITIME ROBOTICS

Water Solution Investment Opportunities

PROGRESS

FINRA Membership

WaterWorks earned its FINRA crowdfunding intermediary membership in October of 2018. Currently there are less than 55 funding portal memberships issued nationwide.

Team & Partnerships

We're led by a team of nationally experienced water, finance, digital marketing and fundraising professionals. We have entered into five partnerships with water clusters.

Website Built & Live

Our website is done, and fully operational to support investment issuers and investors.

PRESS

- DBusiness Magazine
- Water Finance & Management

TEAM

We're led by experienced national water, finance, digital marketing, and fundraising professionals. Some past positions held by WaterWorks leaders and advisors:

- Director, Michigan Office of the Great Lakes
- Administrator for the U.S. Environmental Protection Agency (EPA)
- Chair, California State Water Resources Control Board
- National Finance Director, U.S. Presidential Campaign
- External Online Director, U.S. Presidential Campaign
- White House Liaison, U.S. Small Business Administration
- Assistant Secretary of the Army (Civil Works)
- National Director, Climate Action Campaign
- Communications Director for Water, U.S. EPA
- Chief Compliance Officer and FINRA Examiner
- Director & Practice Leader: Water Strategy, Social Impact Practice; Deloitte Consulting

Along with water and financing professionals, we're led in part by a team that pioneered and led the transition of political fundraising from an event and insider driven process (think chicken dinners and lobbyists) to a digital process, forever changing how funds get raised in politics. We seek to do it again, but this time for the water sector.

Operations team


OPERATIONS TEAM
Lon Johnson
CEO - Founder
Julianna Smoot
Strategist - Founder
Brian Spangle
COO - Founder
Meaghan Burdick
Digital
Paul Tencher
Business Development
Robin Sosnow
Legal
Brandon Klerk
Compliance

Partnerships

PARTNERSHIPS

THE WATER COUNCIL

cleveland water alliance

TMA BlueTech™ Promoting BlueTech & Blue Jobs®

waterstart channels for innovation

AccelerateH2O innovating US water resiliency

Advisors and Investors

Jon Allan

Nathan Allen



Jon Allan, Advisory Team
Former Director, Michigan Office of the Great Lakes


Hill Agenda
Israel

Nathan Allen, Advisory Team
Executive Director, WaterStart

Dean Amhaus


GLOBAL

Dean Amhaus, Advisory Team
President & CEO, The Water Council

Carol Browner



Carol Browner, Advisory Team
Senior Counselor, Albright Stonebridge Group
Former Director, Obama Administration White House Office of Energy and Climate Change Policy
Former Administrator, Clinton Administrator of the Environmental Protection Agency

Jo-Ellen Darcy



Jo-Ellen Darcy, Advisory Team
Former Assistant Secretary of the Army (Civil Works)

Scott Goodstein



Scott Goodstein, Advisory Team
Former External Online Director, U.S. Presidential Campaign

Michael Jones



Michael Jones, Advisory Team
President, TMA BlueTech

Michael Likosky



Michael Likosky, Advisory Team
Public Finance

Travis Loop



Travis Loop
Former Communications Director for Water, U.S. EPA

Felicia Marcus

George Rakis



Felicia Marcus, Advisory Team
Former Chair, California State Water Resources Control Board



George Rakis, Advisory Team
Former National Director, Climate Action Campaign

Will Sarni



Will Sarni, Advisory Team
Founder & CEO, Water Foundry, LLC
Former Director & Practice Leader: Water Strategy, Social Impact Practice; Deloitte Consulting

Charles Sell



Charles Sell, Advisory Team
Finance

Sanjiv Sinha



Sanjiv Sinha, Advisory Team
SVP & Board Member ECT

Bryan Stubbs



Bryan Stubbs, Advisory Team
President & Executive Director, Cleveland Water Alliance

USE OF PROCEEDS

If the offering's maximum amount of $1,000,000 is raised:

Use	Value	% of Proceeds
Offering related expenses	$10,000	1.0%
Current personnel	$237,000	23.7%
Additional Personnel	$224,000	22.4%
Sales & Marketing	$173,000	17.3%
Operations	$196,000	19.6%
Debt Servicing	$111,000	11.1%
Intermediary fees	$49,000	4.9%

TERMS

This is an offering of Class B Common Stock, under registration exemption 4(a)(6), in WWF Holdings, Inc., doing business as WaterWorks. This offering must raise at least $10,000 by April 30, 2020 at 11:59pm ET. If this offering doesn't reach its *target*, then your money will be refunded. WaterWorks may issue additional securities to raise up to $1,000,000, the offering's *maximum*.

$24,612 raised!

$10,000 minimum

If the offering is successful at raising the maximum amount, then the company's implied valuation after the offering (sometimes called its *post-money valuation*) will be:

11,500,000 shares
× $1.00 per share

$11,500,000 implied valuation

PITCH DECK


WaterWorks
A NEW WAY TO INVEST
IN WATER.
Johnson, CEO
waterworksfund.com

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FINANCIALS

WaterWorks' official name is WWF Holdings, Inc., so that's the name that appears in the statements below.

These financial statements have been reviewed by an independent Certified Public Accountant.

CPA review letter

SEC FILINGS

The Offering Statement is a formal description of the company and this transaction. It's filed with the SEC to comply with the requirements of exemption 4(a)(6) of the Securities Act of 1933.

Latest offering statement

UPDATES

Mar 30, 2020 • Made an announcement

Mar 20, 2020 • Primary offering of 1,000,000 shares at $1.00

MORE INFO

- Website
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- LinkedIn

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UNDERSTAND THE RISKS

Be sure to understand the risks of this type of investment. No regulatory body (not the SEC, not any state regulator) has passed upon the merits of or given its approval to the securities, the terms of the offering, or the accuracy or completeness of any offering materials or information posted herein. That's typical for Regulation CF offerings like this one.

Neither Netcapital nor any of its directors, officers, employees, representatives, affiliates, or agents shall have any liability whatsoever arising from any error or incompleteness of fact or opinion in, or lack of care in the preparation or publication of, the materials and communication herein or the terms or valuation of any securities offering.

The information contained herein includes forward-looking statements. These statements relate to future events or to future financial performance, and involve known and unknown risks, uncertainties, and other factors, that may cause actual results to be materially different from any future results, levels of activity, performance, or achievements expressed or implied by these forward-looking statements. You should not place undue reliance on forward-looking statements since they involve known and unknown risks, uncertainties, and other factors, which are, in some cases, beyond the company's control and which could, and likely will, materially affect actual results, levels of activity, performance, or achievements. Any forward-looking statement reflects the current views with respect to future events and is subject to these and other risks, uncertainties, and assumptions relating to operations, results of operations, growth strategy, and liquidity. No obligation exists to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.